EXHIBIT 10.7
                                                                    ------------

                                  DEED OF TRUST
                  (Security Agreement and Financing Statement)
                  --------------------------------------------
                         (Dallas, Dallas County, Texas)

         This combined Deed of Trust, Security Agreement and Financing Statement ("Instrument") is made on the date stated below among the Grantor, Beneficiary and Trustee who are identified and whose addresses are stated below. By signing this Instrument, Grantor agrees to the terms and conditions and makes the covenants stated in this Instrument.

         DATE:                      January 10, 2003

         GRANTOR:                   PLASTIC PALLET PRODUCTION, INC.

         GRANTOR'S ADDRESS:         1607 West Commerce St.
                                    Dallas, Texas 75208

         BENEFICIARY:               PAUL A. KRUGER

         BENEFICIARY'S ADDRESS:     2500 South McGee, Suite 147
                                    Norman, Oklahoma 73072

         TRUSTEE:                   T. Allen Owen

         TRUSTEE'S ADDRESS:         1112 East Copeland Road, Suite 420
                                    Arlington, Texas 76011

         NOTE: Promissory Note in the maximum principal amount of Seven Million and No/100 dollars ($7,000,000) executed by Grantor and Palweb Corporation, an Oklahoma corporation ("Palweb") (Grantor and Palweb collectively, "Borrowers') and payable to the order of Beneficiary.

         LAND: See attached Exhibit "A" annexed hereto and incorporated herein by reference for all purposes.

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                              ARTICLE I - SECURITY
                              --------------------

         1.01. Conveyance In Trust. For value received, the receipt and sufficiency of which Grantor acknowledges, and to secure the payment of the Indebtedness described in Section 2.01 and performance of the covenants and agreements of Grantor stated in this Instrument and in the Loan Documents (as hereinafter defined), Grantor conveys the Property described in Section 1.02, including, without limitation, the Land, to the Trustee in trust, with power of sale, TO HAVE AND TO HOLD the Property, together with the rights, privileges, and appurtenances thereto belonging unto the Trustee and the Trustee's substitutes or successors forever. Grantor binds itself and its heirs, executors, administrators, personal representatives, successors, and assigns to WARRANT AND FOREVER DEFEND the Property unto the Trustee, and the Trustee's substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof subject to the Permitted Encumbrances (hereinafter defined).

         1.02. Property. The Property covered by this Instrument includes the Land and the following items described in this Section 1.02, whether now owned or hereafter acquired, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the Property covered by this Instrument, and all rights, hereditaments and appurtenances pertaining thereto, all of which are referred to as the "Property":

                  A. All buildings, structures and improvements now or hereafter erected or placed in or upon the Land, and all fixtures now or hereafter located in or upon any such building, structure or other improvement, regardless of the method of annexation or removability, including, without limitation, all electrical equipment (including lighting equipment, refrigeration equipment, ceiling fans, attic and window fans, motors and all other electrical paraphernalia), all furnaces, heaters, radiators and all other heating equipment, all linoleum and other permanent floor coverings, and all elevators (collectively, the "Improvements");

                  B. All apparatus, chattels, equipment, machinery, trade fixtures, furnishings, appliances and supplies now or hereafter located upon the Land or the Improvements, or attached to or used in connection with the Land or the Improvements, whether or not the same have or would become a part of the Land by attachment thereto, and all other personal property and fixtures of whatever kind and nature presently contained or hereafter placed in or located upon the Land or the Improvements, including all accessions and accessories to the personal property covered hereby, all replacements thereof and all parts substituted therein or thereon, whether or not same has or would become part of the Land or the Improvements (the foregoing personal property being sometimes hereinafter referred to separately as the "Personal Property");

                  C. All rents, issues and profits arising and to arise during the term of this Instrument for or on account of or with respect to the Land, the Improvements or the Personal Property;

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                  D. All judgments and awards (and all proceeds thereof and
other rights with respect thereto) made or to be made with respect to all or any part of the Land, the Improvements or the Personal Property under or in connection with any power of eminent domain;

                  E. All rights to collect and receive any sums payable as or for damages to any of the Land, the Improvements or the Personal Property, for any reason or by virtue of any occurrence; and

                  F. All rights to collect and receive any unearned or unaccrued premiums for casualty insurance policies covering the Improvements or the Personal Property, due or returnable upon any cancellation of or change in such policies.

         1.03. Subrogation. If the money loaned or advanced by Beneficiary and secured hereby shall be used to pay off or discharge any lien or encumbrance upon or against the Property, Beneficiary, at its option, will be subrogated to all such liens or encumbrances so discharged, satisfied or paid, even though same may be released of record, and to all the rights of the person or persons to whom such payments have been made, and may immediately enforce the same against Grantor and the Property.

                     ARTICLE II - INDEBTEDNESS AND PAYMENTS
                     --------------------------------------

         2.01. Indebtedness. The indebtedness secured by this Instrument (the "Indebtedness") shall mean and include the following:

                  A. Any and all sums becoming due and payable pursuant to the Note;

                  B. Any and all Indebtedness (as defined in the Loan Agreement) of Borrowers to Beneficiary arising under or in connection with that certain Loan Agreement of even date herewith between and among Borrowers and Beneficiary (together with any extensions, renewals, modifications, restatements, supplements, or replacements thereof or therefor collectively, the "Loan Agreement").

                  C. Any and all other sums becoming due and payable by Grantor to Beneficiary as a result of advances made by Beneficiary pursuant to the terms and conditions of this Instrument or any other Loan Documents securing or executed in connection with or otherwise relating to the Note; and

                  D. Any and all renewals, extensions, replacements, rearrangements, substitutions or modifications of the Indebtedness, or any part of the Indebtedness, including without limitation, the Note.

         2.02. Other Loan Documents. In addition to this Instrument and the Note, Grantor and Beneficiary may execute various other documents and agreements relating to the Indebtedness secured by this Instrument, including the Loan Agreement and the other Loan Documents described and defined therein, all of which documents and agreements, including the Loan Agreement, are collectively referred to herein as the "Loan Documents." This Instrument shall

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also secure the performance of all obligations and covenants of Grantor under this Instrument, the Loan Agreement, and other Loan Documents. Defined terms used herein but not expressly defined shall have the meanings ascribed thereto in the Loan Agreement.

         2.03 Payment of Principal and Interest. Borrowers shall promptly pay when due the principal and interest on the Indebtedness evidenced by the Note, any prepayment and late charges or default rate of interest provided in the Note, and all other sums secured by this Instrument.

         2.04 Application of Payments. Unless applicable law provides otherwise, all payments received by Beneficiary from Borrowers under the Note or this Instrument shall be applied by Beneficiary in the following order of priority:
(a) amounts payable to Beneficiary by Grantor under this Instrument; (b) sums payable to Beneficiary under the Note to be applied to principal or interest as Beneficiary may determine in its discretion; and (c) any other sums secured by this Instrument in such order as Beneficiary, at Beneficiary's option, may determine.

                        ARTICLE III - SECURITY AGREEMENT
                        --------------------------------

         3.01. Uniform Commercial Code Security Agreement. This Instrument shall constitute a Security Agreement under the Uniform Commercial Code with respect to all of the Property. Grantor will, from time to time and as often as requested by Beneficiary, execute and deliver to Beneficiary such financing statements and such other and supplemental security agreements as Beneficiary may reasonably request to perfect the security interest created, or intended to be created, hereby and to more specifically identify the collateral subject to such security interest. No failure or omission of Beneficiary to request any financing statement or additional or supplemental security agreement, and no failure or omission of Grantor to execute or deliver any thereof, will impair the effectiveness or priority of the security interest created by this Instrument. Grantor will pay all costs of filing this Instrument (to the extent permitted by law) and any financing statements, continuation or termination statements with respect thereto and any affidavits or other instruments executed, or to be executed, to perfect, renew, continue or maintain the lien and security interest created hereby. Grantor hereby appoints Beneficiary as the agent and attorney-in-fact of Grantor to do, at Beneficiary's option and Grantor's expense, all acts and things reasonably necessary to perfect, and maintain perfection of, the lien and security interest created, or intended to be created, hereby.

         3.02. Notice of Changes. Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity or structure and shall execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements which Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any of the Property described or referred to herein.

         3.03. Fixture Financing Statement. Some of the items of the Property described herein are goods which are or are to become fixtures related to the Property, and it is intended that, as to

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those goods, this Instrument shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Property is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of Grantor, as debtor, is as stated above.

                     ARTICLE VI - GRANTOR'S REPRESENTATIONS,
                     ---------------------------------------
                      WARRANTIES, COVENANTS AND AGREEMENTS
                      ------------------------------------

         Grantor covenants, warrants and represents to and agrees with Beneficiary as follows:

         4.01. Payment and Performance. Grantor shall make all payments on the Indebtedness when due and shall punctually and properly perform all of Grantor's covenants, obligations and liabilities under this Instrument and the other Loan Documents.

         4.02. Warranty of Title. Grantor represents and warrants that it is the lawful owner and is in possession of the Property and is well and lawfully seized of a good and indefeasible estate in fee simple, free and clear of all encumbrances of every nature and kind whatsoever, except for the Permitted Liens (as defined in the Loan Agreement) and those encumbrances listed on Exhibit B attached hereto and made a part hereof (collectively, the "Permitted Encumbrances"). Grantor represents and warrants that it has good right and title and authority to sell, convey, mortgage, encumber and create a security interest in and to the same in favor of Trustee. Grantor agrees to make any further assurances of title that Beneficiary may require and will WARRANT AND DEFEND the same unto Beneficiary, its successors and assigns, forever, against the lawful claims and demands of all persons whomsoever, subject to the Permitted Encumbrances.

         4.03. Title Insurance. Grantor shall, at its sole cost and expense, obtain and maintain mortgagee title insurance (in the form of a commitment, binder, or policy as Beneficiary may require) in form acceptable to Beneficiary in an amount equal to the appraised fair market value of the Property.

         4.04. Insurance.

                  A. Grantor agrees to maintain continuously, at all times during the term of this Instrument, casualty, public liability and other insurance coverage on the Property to the extent and in the amounts required under the Loan Agreement.

                  B. If title to the Property is transferred, Beneficiary shall have the right, but not the duty, as authorized agent for Grantor, to assign the insurance to the grantee of title. In the event of loss under any such policies, Grantor will give immediate notice to Beneficiary. If Beneficiary by reason of such insurance receives any money for loss or damage, such amount shall, subject to the following proviso, be held by Beneficiary and paid to Grantor for the repair or restoration of the Property, provided that Grantor shall not be in default hereunder, and if Grantor shall have delivered to Beneficiary within sixty (60) days after such casualty: (a) plans

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and specifications, in form and substance reasonably satisfactory to
Beneficiary, for any such rebuilding or restoration; (b) a budget for rebuilding or restoration reasonably satisfactory to Beneficiary; and (c) evidence reasonably satisfactory to Beneficiary that Grantor has or will have upon receipt of insurance proceeds, all amounts necessary to pay the cost of such rebuilding or restoration. Otherwise, Beneficiary may retain and apply the insurance proceeds toward payment of the Indebtedness secured by this Instrument. In the event of a foreclosure of this Instrument, the purchaser of the Property shall succeed to all the rights of Grantor, including any right to unearned premiums, in and to all certificates and policies of insurance assigned and delivered to Beneficiary pursuant to the provisions of this paragraph.

         4.05. Taxes. Grantor will pay, before same become delinquent or any penalty attaches thereto for nonpayment, all taxes, assessments and charges, general or special, of every nature and kind, that may be now or hereafter levied or assessed under any law now existing or hereafter enacted, upon the Property or any part thereof, upon the rents, issues, income or profits thereof, or upon the Indebtedness, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or as income taxes, except to the extent required otherwise by the state law governing the Land. Grantor will not suffer or permit any liens, security interests, levy, attachment or other encumbrance to become effective, or to be asserted, against any of the, other than the Permitted Encumbrances, and will regularly and promptly submit to Beneficiary evidence of the due and punctual payment of such taxes, assessments or charges as Beneficiary may require from time to time. The foregoing notwithstanding, Grantor may in good faith contest, by a proper legal proceeding, the validity or amount of any such taxes, assessments or charges subject to the terms and conditions set forth in the Loan Agreement. Upon (i) violation of the foregoing in any part, (ii) the passage by the State of Texas of any law (a) imposing payment of the whole or any part of the aforesaid taxes or assessments upon Beneficiary, (b) deducting from the value of the Property for the purpose of taxation any liens thereon or, (c) changing in any way the laws now in force for the taxation of deeds of trust or debts secured by deeds of trust for state or local purposes or the manner of the collection of any such taxes so as to adversely affect this Instrument, or (iii) the rendering by any court of competent jurisdiction of a decision holding that any undertaking by Grantor to pay such taxes or assessments, or any of them, or any similar undertaking, is in whole or in part legally inoperative or void, and if any of
(i), (ii) or (iii) above would have a material adverse effect (as defined in the Loan Agreement), then in such event the Indebtedness will, at the option of Beneficiary, become immediately due and payable, notwithstanding anything contained in this Instrument.

         4.06. Condemnation. All awards heretofore or hereafter made by any public or quasi-public authority to the present or any future owner of the Property by virtue of an exercise of the right of eminent domain by such authority, including any award for a taking of title, possession or right of access to a public way, or for any change of grade of streets affecting said Property, are hereby assigned to Beneficiary. Beneficiary, at its option, is hereby authorized and empowered to collect and receive the proceeds of any such award or awards from the authorities making the same and to give proper receipts and acquittances therefor, and may, at Beneficiary's option, (i) apply such proceeds or any part thereof upon the Indebtedness, including unmatured portions thereof, (ii) use such proceeds or any part thereof to fulfill and satisfy any covenants

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enjoined upon Grantor herein, (iii) use such proceeds or any part thereof to replace or restore the Property to a condition satisfactory to Beneficiary, or
(iv) release such proceeds to Grantor. Upon request, Grantor agrees to make, execute and deliver any and all assignments and other instruments required for the purpose of assigning all such awards to the Beneficiary.

         4.07. Additional Covenants. At all times during the term of this Instrument, Grantor will:

                  A. Keep the Property in good order, condition and repair, ordinary wear and tear excepted;

                  B. Not commit, permit or suffer any waste, impairment or deterioration of the Property or any part thereof, ordinary wear and tear excepted;

                  C. Comply with all laws, ordinances, regulations, covenants, conditions and restrictions affecting the Property or the use thereof, and not suffer or permit any violation thereof;

                  D. Not demolish or alter the design or structural character of the Property or any improvements now or hereafter erected upon the Property, unless Beneficiary shall first consent thereto in writing;

                  E. Not remove without Beneficiary's written consent any of the Property, except for purposes of replacement or repair or in the ordinary course of Grantor's business;

                  F. Except for the Permitted Encumbrances, keep the Property free from all judgments, mechanics' liens and all other statutory liens of whatsoever nature to the end that the priority of this Instrument may, at all times, be maintained;

                  G. Allow Beneficiary to examine and inspect the Property at any reasonable time or times, subject to the limitations set forth in the Loan Agreement; and

                  H. Pay Beneficiary within ten (10) days of demand together with interest accruing at the rate under the Note, all sums, including costs, expenses and reasonable agents' and attorneys' fees, it may expend or for which it may become obligated in any proceedings, legal or otherwise, to establish and sustain the lien of this Instrument or its priority or in defending against any liens, claims, rights, estates, easements or restrictions of any person or persons asserting priority thereto.

         4.08. Protection of Beneficiary's Security.

                  A. If Grantor fails to perform the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Beneficiary therein, including, without limitation, eminent domain,

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insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Beneficiary, at Beneficiary's option, may make such appearances, disburse such sums and take such action as Beneficiary deems necessary, in its sole discretion, to protect Beneficiary's interest, including, without limitation, (i) disbursement of attorneys' fees, (ii) entry upon the Property to make repairs, and (iii) procurement of satisfactory insurances as provided in Section 4.04.

                  B. Any amounts disbursed by Beneficiary pursuant to this Section, with interest thereon, shall become additional indebtedness of Grantor secured by this Instrument. Unless Grantor and Beneficiary agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the rate stated in the Note unless collection from Grantor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest non-usurious rate which may be collected from Grantor under applicable law. Grantor covenants and agrees that Beneficiary shall be subrogated, if and to the extent permitted by applicable law, to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness. Nothing contained in this Section shall require Beneficiary to incur any expense or take any action under this Instrument.

         4.09. Liens. Except for the Permitted Encumbrances, Grantor shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Grantor shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Without Beneficiary's prior written permission, Grantor shall not allow any lien inferior to this Instrument to be perfected against the Property, except for the Permitted Encumbrances.

         4.10. Business Use. Grantor warrants and represents to Beneficiary that the proceeds of the Note will be used solely for business or commercial purposes, and in no way will the proceeds be used for personal, family or household purposes.

         4.11. Non-Homestead. Grantor warrants and represents to Beneficiary that the Property is not the business or residential homestead of Grantor or any other person. Grantor has no present intent to occupy on the future or use or claim in the future of the Property either as business or residential homestead.

                          ARTICLE V - EVENTS OF DEFAULT
                          -----------------------------

         During the term of this Instrument, the occurrence of any one of the following events which shall continue beyond the expiration of any applicable notice and cure periods set forth in the Loan Agreement, if any, shall constitute an Event of Default:

         5.01. Failure to Pay Indebtedness. Any of the Indebtedness is not paid when due, whether by acceleration or otherwise.

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         5.02. Nonperformance of Covenants. Any covenant in this Instrument or any of the other Loan Documents is not fully and timely performed, or the occurrence of any default or event of default under this Instrument or any other Loan Document.

         5.03. False Representation. Any statement, representation or warranty in this Instrument or any of the other Loan Documents, any financial statement, or any other writing delivered to Beneficiary in connection with the Indebtedness is false, misleading, or erroneous in any material respect.

         5.04. Transfer of the Property. Title to all or any part of the Property (other than obsolete or worn Personal Property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Grantor, whether by operation of law or otherwise, except as may be permitted under the Loan Agreement. Beneficiary may, in its sole discretion, waive this Event of Default, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following which Beneficiary may require; (a) the grantee's integrity, reputation, character, creditworthiness, and management ability being satisfactory to Beneficiary in its sole judgment; and (b) grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Beneficiary may require, such as a principal paydown on the Note, and increase in the rate of interest payable under the Note, a transfer fee, and any other modification of the Note, this Instrument or any of the other Loan Documents which Beneficiary may require.

         5.05. Abandonment. Grantor abandons or vacates any of the Property, except as may be permitted under the Loan Agreement.

         5.06. Foreclosure of Other Liens. The holder of any lien, security interest or assignment on the Property institutes foreclosure or other proceedings for the enforcement of its remedies thereunder and such proceedings are not dismissed or discharged within thirty (30) days.

         5.07. Liquidation, Death, Etc. The liquidation, termination, dissolution, failure to maintain good standing in the State of Texas (if applicable), death, or legal incapacity of Grantor.

         5.08. Material, Adverse Change. The occurrence of any material, adverse change in the financial condition of Grantor.

                        ARTICLE VI - DEFAULT AND REMEDIES
                        ---------------------------------

         6.01. Acceleration and Waiver of Notices. Upon the occurrence of an Event of Default, Beneficiary, at Beneficiary's option, may declare all of the sums secured by this Instrument to be immediately due and payable without further demand and may invoke the power of sale and any other remedies permitted by applicable law or provided herein. Grantor acknowledges that the power of sale granted to Beneficiary may be exercised by Beneficiary without prior judicial hearing. Grantor and each surety, guarantor, and endorser of all or any part of the Indebtedness

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expressly waive all presentations for payment, notices of intention to accelerate maturity, notices of intention to demand payment, demands for payment, protests, and notices of protest. Notwithstanding the foregoing, Grantor does not waive any right they may have to receive notices of default under this Instrument, the Note, and the other Loan Documents, as well as any opportunity to cure any such default.

         6.02. Notice of Sale. Notice of sale of all or part of the Property by the Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, at least twenty-one (21) days preceding the date of the sale, and if the Property is to be sold is in more than one county, a notice shall be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the county clerk of each county in which the Property to be sold is situated. If the Property to be sold is in more than one county, the notice shall designate the county in which the Property is to be sold. In addition, Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the Indebtedness secured hereby according to the Beneficiary's records. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's Address stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this Section, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale and in accordance with the Loan Agreement shall constitute sufficient notice of such sale. The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute. If Trustee or his successor or substitute shall have given notice of sale hereunder any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

         6.03. Trustee's Sale. Beneficiary may require the Trustee to sell all or part of the Property, at public auction, to the highest bidder, for cash, at the county courthouse in the county in Texas in which the Property or any part thereof is situated, or if the Property is located in more than one county such sale or sales may be made at the courthouse in any county in which the Property is situated. All sales shall take place at such area of the courthouse as shall be properly

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designated from time to time by the commissioners court (or, if not so designated by the commissioners court, as such other area in the courthouse may be provided in the notice of sale hereinafter described) of the specified county, between the hours of 10:00 o'clock a.m. and 4:00 o'clock p.m. (the commencement of such sale to occur within three hours following the time designated in the above-described notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the Property to be sold in the manner hereinafter described, to the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. Trustee may sell all or any portion of the Property, together or in lots or parcels. In no event shall Trustee be required to exhibit, present or display at any such sale any of the Personal Property to be sold at such sale. Beneficiary may bid and become the purchaser of all or any party of the Property at any trustee's or foreclosure sale hereunder, and the amount of Beneficiary's successful bid may be credited on the Indebtedness. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder.

         6.04. Partial Sales. The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the whole of the Property shall be sold; and if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Instrument and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. If there is a default on the payment of any installment on the Note or any portion of the Indebtedness, and Beneficiary elects not to accelerate the unpaid balance of the Note or Indebtedness, Beneficiary shall have the option to proceed with foreclosure in satisfaction of such unpaid installment or other amount either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due. It is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part of this Instrument shall remain in full force and effect as though no sale had been made under the provisions of this Section. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

         6.05. Foreclosure of All Property. The Land, Improvements, and Personal Property may be sold in one or more public sales pursuant to Texas Property Code ss.51.002 and Texas UCC ss.9.501(d). Grantor shall assemble the Personal Property and make it available to Beneficiary upon Beneficiary's written request. Grantor and all persons obligated to pay the Indebtedness agree that notice of sale of the Property provided pursuant to Section 6.02 above and pursuant to Texas Property Code ss.51.002 is and shall constitute commercially reasonable notice of the sale of the Property or any part of the Property. Beneficiary shall also be entitled to foreclose its security interests against the Personal Property in accordance with any other rights and remedies Beneficiary may have as a secured party under the Texas UCC.

         6.06 Trustee's Deed. Trustee shall deliver to the purchaser a Trustee's deed and such other assignments and documents of transfer and sale as Trustee may deem necessary conveying the Property so sold in fee simple with covenants of general warranty. Grantor covenants and agrees to defend generally the purchaser's title to the Property against any claims and demands. Notwithstanding the foregoing, Trustee shall deliver this Deed of Trust subject to the Permitted Encumbrances. At any such sale (a) Grantor hereby agrees, in its behalf and in behalf of Grantor's heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identify of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the given notice to all debtors legally entitled thereto, the time, place, terms and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (b) the purchaser may disaffirm any easement granted, subdivision plat filed, or rental, lease or other contract made in violation of any provision of this Instrument, and may take immediate possession of the Property free from, and despite the terms of, such grant of easement, subdivision plat, or rental, lease or other contract.

         6.07. Proceeds of Sale. Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including but not limited to, reasonable Trustee's fees and attorneys' fees and costs of title evidence; (b) to all sums secured by this Instrument in such order as Beneficiary, in Beneficiary's sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto.

         6.08. Possession After Sale. If the Property is sold pursuant to
Section 6.03, Grantor or any person holding possession of the Property through Grantor shall immediately surrender possession of the Property to the purchaser at such sale upon the purchaser's written demand. If possession is not surrendered upon the purchaser's written demand, Grantor or such person shall be a tenant at sufferance and may be removed by writ of possession or by an action for forcible entry and detainer.

         6.09. Costs and Expenses. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including but not limited to, attorneys' fees and costs of documentary evidence, abstracts, and title reports.

         6.10. Substitute Trustee. Beneficiary, at Beneficiary's option, with or without cause, may from time to time remove Trustee and appoint successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Instrument is recorded. Without conveyance of the Property, the successor trustee shall succeed to all title, power, and duties conferred upon the Trustee by this Instrument and by applicable law.

         6.11. Remedies Cumulative. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

         6.12. Forbearance by Beneficiary Not a Waiver. Any forbearance by Beneficiary in exercising any rights or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Beneficiary of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Beneficiary's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Beneficiary shall not be a waiver of Beneficiary's right to accelerate the maturity of the Indebtedness, nor shall Beneficiary's receipts of any awards, proceeds or damages under this Instrument operate to cure or waive Grantor's default in payment of sums secured by this Instrument.

                     ARTICLE VII - MISCELLANEOUS PROVISIONS
                     --------------------------------------

         7.01. Release. Upon payment of all sums and the performance of all obligations secured by this Instrument, Beneficiary shall release this Instrument. Grantor shall pay Beneficiary's reasonable costs incurred in releasing this Instrument.

         7.02. Grantor and Lien Not Released. From time to time, Beneficiary may, at Beneficiary's option, without giving notice or obtaining the consent of Grantor, Grantor's successors or assigns or any junior lienholder, without liability on Beneficiary's part and notwithstanding the existence of an Event of Default, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept a renewal note or note therefor, modify the terms and time of payment of the Indebtedness, release from the liens of this Instrument any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Grantor to modify the rate of interest or period of amortization of the Note or change the amount of the installments payable thereunder. Any actions taken by Beneficiary pursuant to the terms of this section 7.02 shall not affect the obligation of the Grantor or Grantor's successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Grantor contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the Indebtedness or any part thereof, and shall affect the liens or priority of liens of this Instrument on the Property. Grantor shall pay Beneficiary a reasonable charge, together with such title insurance premiums and attorneys' fees as may be incurred at Beneficiary's option, for any such action if taken at Grantor's request.

         7.03. Notices. All notices given pursuant to this Instrument will be in writing and will be delivered in accordance with the Loan Agreement.

         7.04. Binding Effect. This Instrument will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, successors and assigns.

         7.05. GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF TEXAS ARE MANDATORILY APPLICABLE WITH RESPECT TO VALIDITY, PRIORITY AND PERFECTION, THIS INSTRUMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA AND BY THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS.

         7.06. Severability. In the event that any provision of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument and the Note are declared to be severable.

         7.07 Partial Invalidity. In the event any portion of the sums intended to be secured by this Instrument cannot be lawfully secured hereby, payments in reduction of such sums shall be applied first to those portions not secured hereby.

         7.08. Captions. The captions and headings of the Articles and Section of this Instrument are for convenience only and are not to be used to interpret or define the terms and provisions of this Instrument.

         7.09. Conflicts with Loan Agreement. Notwithstanding anything to the contrary contained in this Instrument, in the event of any conflict or inconsistency between the terms and conditions contained in this Instrument and the terms and conditions contained in the Loan Agreement, the terms and conditions contained in the Loan Agreement shall control the resolution of any such conflict or inconsistency.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Grantor has caused this Instrument to be executed in Tulsa, Oklahoma on the day and year first above written.


                                        PLASTIC PALLET PRODUCTION, INC.,
                                        a Texas corporation

                                        By:    /s/ Warren F. Kruger
                                               ------------------------------
                                        Name:  Warren F. Kruger
                                               ------------------------------
                                        Title: President
                                               ------------------------------

                                 ACKNOWLEDGMENT


STATE OF OKLAHOMA          )
                           )
COUNTY OF TULSA            )

     This instrument was acknowledged before me on January 10, 2003, by Warren F. Kruger as President of PLASTIC PALLET PRODUCTION, INC., a Texas corporation.



                                                /s/ Cindy Heiliger
                                                -----------------------------
                                                Notary Public


                                                Cindy Heiliger
                                                -----------------------------
                                                Typed or Printed Name


My commission expires:   May 19, 2004
                       ----------------

Commission #      00008636
              ----------------
[SEAL]

                                    EXHIBIT A
                                    ---------

                               (Legal Description)

BEING a tract of land in the City of Dallas, Texas, in the Wm. Coombs Survey Abstract No. 290, and being part of Block 26 through 31 in City Block 7263, according to the plat of West Dallas recorded in Volume 106, Page 170, of the Deed Records of Dallas County, Texas, and being a part of a tract of land conveyed to Wyatt Metal and Boiler Works by Texas Northern Railroad Company, dated November 7, 1919, and recorded in Volume 799, Page 571, of the Deed Records of Dallas County, Texas, and part of two tracts of land conveyed to Wyatt Metal and Boiler Works by Gulf Colorado, and Santa Fe Railroad Company, dated August 28, 1948, and recorded in Volume 3089, Page 321 and 327, of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a 3/8 inch iron rod set for corner at the Northeast Intersection of the North line of West Commerce Street, with the East line of Vilbig Road, said point being the Southwest corner of City Block 3l/7263;

THENCE North 0 degrees 06 minutes 19 seconds West, with the East line of said Vilbig Road, a distance of 313.88 feet to a 3/8 inch iron rod set for corner;

THENCE in a Easterly direction with the North line of a tract of land conveyed to Wyatt Metal and Boiler Works in deed filed in Volume 3089, Page 326, and Volume 3089, Page 321, of the Deed Records of Dallas County, Texas, and the following course and distances;

         Southeasterly direction with a curve to the right having a radius of 1091.34 feet, an angle of 02 degrees 56 minutes 25 seconds, a distance of 56.0 feet to a 3/8 inch iron rod set for corner;

         South 80 degrees 55 minutes 26 seconds East, a distance of 750.50 feet to a 3/8 inch iron rod set for corner in a curve to the left having a radius of 3028.19 feet, an angle of 02 degrees 05 minutes 10 seconds, a distance of 110.25 feet, to a l/2 inch iron rod found for corner;

THENCE South 0 degrees 03 minutes 32 seconds East, 174.17 feet to a l/2 inch iron rod found for corner in the North line of West Commerce Street;

THENCE North 89 degrees 52 minutes 26 seconds West, 905.30 feet to the POINT OF BEGINNING and containing 220,922.916 square feet or 5.072 acres of land.

                                    EXHIBIT B
                                    ---------

                            (Permitted Encumbrances)

1. Real Property taxes for 2003, which are not yet due and payable.

2. Easement and Right of Way dated September 17, 2001, and recorded on September 18, 2001, in Volume 2001182, at Page 4114 of the records of Dallas County, Texas.
































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